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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2000
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                            SIERRA PACIFIC RESOURCES
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           (Exact name of the registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

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               1-8788                                    88-0198358
      (Commission File Number)              (IRS Employer Identification Number)
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P.O. Box 30150 (6100 Neil Road), Reno, Nevada               89511
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(Address of principal executive offices)                 (Zip Code)
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                                  775-834-4011
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              (Registrant"s telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5.     Other Events.

      This Current Report on Form 8-K describes further developments relating to regulatory actions by the Public Utilities Commission of Nevada (the "PUCN") which were initially discussed in the Current Report on Form 8-K dated February 25, 2000 of Sierra Pacific Resources (the "Company") and in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The PUCN actions relate to one of the Company's subsidiaries, Nevada Power Company ("Nevada Power").

Recent Decisions in Nevada Power Company Deferred Energy Case

      In 1999, the Nevada Legislature passed Senate Bill 438, which amended earlier restructuring legislation and, with one exception, froze for three years the rates for Nevada Power Company at the levels that were in effect on July 1, 1999. The legislation, however, mandated that the PUCN modify those rates to reflect the outcomes of deferred energy accounting cases filed by Nevada Power Company prior to October 1, 1999. Nevada Power filed its annual deferred energy case on July 15, 1999, covering the period from June 1, 1998 through May 31, 1999. This filing requested:

      o an increase in ongoing charges for fuel and purchased power to reflect increased costs during the applicable test period,

      o an increase in ongoing charges for fuel and purchased power to reflect the cost of purchased energy which was being imputed as "capacity" under a previous PUCN order,

      o an increase to recover accumulated deferred balances for fuel and purchased power, and

      o     an increase to recover accumulated deferred "capacity" balances.

      In accordance with SB 438, on September 30, 1999, Nevada Power filed an amendment to its deferred energy filing covering charges through August 31, 1999. In the amended filing, Nevada Power updated the earlier calculations of ongoing fuel and purchased power costs so as to reflect the most recent 12 months historical data and updated the two categories of deferred balances to reflect deferrals through August 31, 1999.

      On February 4, 2000 the PUCN issued an order that rejected the September 30 amendment. In addition, on March 28, 2000 the PUCN issued a decision on the original deferred energy filing which:

      o     confirmed the dismissal of the September 30th filing,

      o disallowed recovery of substantially all of the imputed capacity previously deferred,

      o stopped all purchased fuel and energy deferrals retroactive to May 31, 1999, and

      o prohibited the recovery of any ongoing cost of imputed capacity deferrals.

      The PUCN decision had both an immediate and an ongoing financial impact on Nevada
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Power Company. The immediate impact was that Nevada Power Company recognized a reserve for previously deferred energy and imputed capacity costs of $80 million in 1999. The ongoing impact results from the fact the decision reduced Nevada Power Company's request for ongoing rate increases by between 85 and 90 percent, just as the company is entering the three-year rate freeze imposed by Senate Bill 438. The Company estimates that the resulting reduction in Nevada Power Company's revenue will equal approximately $30 million over each of the next three years. Nevada Power Company has appealed the decisions, as discussed below under "Material Litigation".

Material Litigation

      On March 28, 2000, Sierra Pacific Resources, Nevada Power Company and Sierra Pacific Power Company filed a lawsuit in Federal District Court in Nevada asking the court to declare certain aspects of the Nevada laws that created the framework for a deregulated electric market in Nevada unconstitutional. These laws, which are described in more detail in "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, require that competitive services in the electric power industry be available for Nevada customers beginning on March 1, 2000, unless otherwise ordered by the Governor of Nevada. The Governor has deferred the effective date of these laws, but only for so long as may be necessary to make a transition to a deregulated market for electric services. The lawsuit alleges that the restructuring laws fail to provide an adequate mechanism for the recovery by the Company's utility subsidiaries of the substantial costs incurred by them to assure reliable electric power supplies to Nevada customers in the historically regulated market. Specifically, the lawsuit states that the federal Public Utility Regulatory Policies Act requires the utilities to purchase power from certain non-utility generators but that the Nevada restructuring laws are being carried out so as to prevent the utilities from recovering sufficient revenues from customers to compensate the companies for all of these purchased power costs. Therefore, the lawsuit alleges that Nevada's restructuring laws are preempted by the federal Public Utility Regulatory Policies Act and the Federal Power Act and that they violate the Contract Clause and the Fifth and Fourteenth Amendments to the U.S. Constitution. The lawsuit requests that the court stay the effectiveness of the Nevada restructuring laws until the PUCN adopts implementing regulations that protect the utilities' rights under federal law. The Company is not able at this time to predict how long it will take for this lawsuit to be resolved and nor can it predict the outcome of the case.

      In response to the PUCN decisions described above under "Recent Decisions in Nevada Power Company Deferred Energy Case", Nevada Power Company filed a lawsuit against the PUCN on March 30, 2000 in the First Judicial District of Nevada in Carson City. The lawsuit alleges fourteen causes of action against the PUCN and requests that the court:

      o     set aside the PUCN's March 28, 2000 order,

      o     reinstate Nevada Power Company's September 30th filing, and

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      o     enter an order allowing Nevada Power Company to recover deferrals of imputed capacity through March 28, 2000 and implement ongoing rates for fuel and purchased power that reflect the costs of purchased energy.

The Company is not able at this time to predict how long it will take for this lawsuit to be resolved nor can it predict the outcome of the case.

Item 7.     Financial Statements and Exhibits.

(a)   Financial Statements of businesses acquired.

      None

(b)   Pro forma financial information.

      None

(c)   Exhibits.

      99.1 Petition for Judicial Review of an Order of the Public Utilities Commission of Nevada, Case No. 00-00416A, filed on March 30, 2000 in the case of Nevada Power Company, Petitioner v. Public Utilities Commission of Nevada, Defendant, in the First Judicial District Court of the State of Nevada in and for Carson City.

      99.2 Complaint for Declaratory and Injunctive Relief, filed on March 28, 2000, in the case of Sierra Pacific Resources, Sierra Pacific Power Company and Nevada Power Company v. Public Utility Commission of Nevada et al., Civil Action No. CV-N-0157-DWH-VPC, in the United States District Court for the District of Nevada.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2000
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                                    SIERRA PACIFIC RESOURCES


                                    By: /s/ William E. Peterson
                                        ===============================
                                        William E. Peterson
                                        Title: Senior Vice President,
                                               General Counsel and
                                               Corporate Secretary
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                                 EXHIBIT INDEX

Exhibit                 Description
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99.1  Petition for Judicial Review of an Order of the Public Utilities
      Commission of Nevada, Case No. 00-00416A, filed on March 30, 2000 in the case of Nevada Power Company, Petitioner v. Public Utilities Commission of Nevada, Defendant, in the First Judicial District Court of the State of Nevada in and for Carson City.

99.2 Complaint for Declaratory and Injunctive Relief, filed on March 28, 2000, in the case of Sierra Pacific Resources, Sierra Pacific Power Company and Nevada Power Company v. Public Utility Commission of Nevada et al., Civil Action No. CV-N-0157-DWH-VPC, in the United States District Court for the District of Nevada.